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            [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]

                                June 10, 1996



Professionals Insurance Company                              EXHIBIT (5)(a)
Management Group                                             CONFORMED COPY
4295 Okemos Road                                             FILED WITH SEC
Okemos, Michigan 48864

         Re:     Professionals Insurance Company Management Group
                 Registration Statement on Form S-4
                 Registration No. 333-3138

Ladies and Gentlemen:

         We have acted as counsel to Professionals Insurance Company Management Group, a Michigan corporation ("Holding Company"), and, at the request of Holding Company, have examined the registration statement on Form S-4, as amended (registration no. 333-3138) (the "Registration Statement"), filed by Holding Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the regulations thereunder (the "Act"). All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

         The Registration Statement relates to, among other things, the registration under the Act of 3,118,145 shares of Holding Company common stock, no par value per share ("Holding Company Common Stock"), to be issued to shareholders of PICOM Insurance Company, a Michigan stock insurance corporation ("PICOM"), upon consummation of the merger (the "Merger") of PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("Insurance Subsidiary"), with and into PICOM and the other transactions. The Merger and such other transactions are to be consummated pursuant to (i) the Reorganization Agreement dated May 13, 1996 (the "Reorganization Agreement") among Holding Company, Insurance Subsidiary, and PICOM, and (ii) an Agreement and Plan of Merger dated May 13, 1996 (the "Plan of Merger") among Holding Company, Insurance Subsidiary and PICOM, and
(iii) certain related instruments and agreements executed, or to be executed, in connection with the Reorganization Agreement and the Plan of Merger (the "Related Instruments").

         It is our understanding that upon consummation of the Merger, among other things, (i) PICOM will become a wholly-owned subsidiary
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               [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LOGO]

Professionals Insurance Company
Management Group                      -2-                          June 10, 1996


of Holding Company; and (ii) holders of common stock, $1.00 par value per share, of PICOM (the "PICOM Common Stock"), will receive one share of Holding Company Common Stock for each share of PICOM Common Stock held.

         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the First Amended and Restated Articles of Incorporation of Holding Company, and all amendments thereto, as filed with the State of Michigan, (ii) the Bylaws of Holding Company, (iii) certain minutes of Holding Company made available to us by officers of Holding Company, (iv) certain certificates from officers of Holding Company as to certain factual matters material to the opinion expressed below, (v) the Articles of Incorporation of Insurance Subsidiary as filed with the State of Michigan, (vi) the Bylaws of Insurance Subsidiary, (vii) certain minutes of Insurance Subsidiary made available to us by officers of Insurance Subsidiary,
(viii) certain certificates from officers of Insurance Subsidiary as to certain factual matters material to the opinion expressed below, (ix) the Articles of Incorporation of PICOM, and all amendments thereto, as filed with the State of Michigan, (x) the Bylaws of PICOM, (xi) certain minutes of PICOM as made available to us by officers of PICOM, (xii) certain certificates from officers of PICOM as to certain factual matters material to the opinion expressed below, and (xiii) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

         In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Holding Company, Insurance Subsidiary and/or PICOM.

         In addition, in rendering this opinion we have assumed, without investigation, (i) that the shares of Holding Company Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement, (ii) that all conditions to and of the Merger have been, or will be, met, and (iii) that the Merger will be consummated in accordance with the terms of the Registration Statement, the Reorganization Agreement, the Plan of Merger and the Related Instruments. We have also relied, without independent investigation, upon the representations
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               [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LOGO]

Professionals Insurance Company
Management Group                      -3-                          June 10, 1996


and warranties of the parties to the Reorganization Agreement set forth in the Reorganization Agreement.

         Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         Based upon and subject to the foregoing, and assuming (i) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended, and the regulations thereunder (the "Exchange Act") during all relevant periods, (ii) the Proxy Statement/Prospectus, and the delivery procedures with respect thereto, fulfill all requirements of the Act and the Exchange Act throughout all relevant periods, (iii) compliance with all federal and state securities laws throughout all relevant periods, (iv) the Merger has become effective under applicable state law, and (v) the shares of Holding Company Common Stock are issued and delivered in the manner referred to in the Reorganization Agreement, the Plan of Merger and the Registration Statement, it is our opinion that upon consummation of the Merger the shares of Holding Company Common Stock to be issued to holders of shares of PICOM Common Stock in connection with the Merger, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        Miller, Canfield, Paddock and
                                        Stone, P.L.C.





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